UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2016

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 18, 2016, Crown Castle International Corp. (“Crown Castle”) was notified by Patrick Slowey, age 59, its Senior Vice President and Chief Commercial Officer, that he desires to retire from such position on January 1, 2017, following more than 16 years with Crown Castle. Mr. Slowey has agreed to remain with Crown Castle as an employee in an advisory capacity until August 31, 2017 in order to assist Crown Castle on various matters, including the transition of his successor. In connection with his retirement, Mr. Slowey will be eligible to receive benefits under Crown Castle’s Extended Service Separation Program, as described in Crown Castle’s Form 8-Ks filed on November 7, 2016 and November 12, 2015.

Michael Kavanagh, age 48, will become the new Senior Vice President and Chief Commercial Officer of Crown Castle on January 1, 2017. Since 2010 Mr. Kavanagh has served as President – Small Cell Sales with the Company. Mr. Kavanagh was a co-founder of NewPath Networks (“NewPath”) and served as Chief Executive Officer of NewPath from 2004 until its acquisition by Crown Castle in 2010. Prior to founding NewPath, Mr. Kavanagh was on the Executive Team at OpenCell Corporation, where he oversaw the deployment of their digital neutral host hardware platform. In 1995, he co-founded Metawave Communications (“Metawave”), a cellular infrastructure company focused on improving capacity and performance through the use of smart antennas. At Metawave, Mr. Kavanagh served in various executive roles in both sales and product management. Mr. Kavanagh holds a Bachelor of Science degree from the Rochester Institute of Technology and a Masters in Business Administration from Seattle University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name: Kenneth J. Simon
Title: Senior Vice President and General Counsel

Date: November 18, 2016

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